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                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   Exhibit 10.10

                  FIFTH AMENDMENT TO COLLABORATIVE RESEARCH AND
                 DEVELOPMENT AGREEMENT DATED 1ST SEPTEMBER, 1995


This Amendment (the "Fifth Amendment") dated 1 December 2001, is entered into by and between:

E. I. du Pont de Nemours and Company, a corporation organized under the laws of the State of Delaware and having its principal place of business at 1007 Market Street, Wilmington, DE 19898 ("DuPont")

and

Genencor International, Inc., a corporation organized under the laws of the State of Delaware and having its principal place of business at 925 Page Mill Road, Palo Alto, CA 94304 ("Genencor").

Whereas:

A. DuPont and Genencor entered into a Collaborative Research and Development Agreement dated 1st September, 1995 ("the Agreement");

B. DuPont and Genencor have amended the Agreement pursuant to letter agreements dated 23rd July 1997 (the "First Letter Amendment"), 31st March 1998 (the "Second Letter Amendment"), 19th February 1999 (the "Third Letter Amendment"), and 27 February 2001 (the "Fourth Letter Amendment) (collectively referred to as "the Letter Amendments").

C. DuPont and Genencor wish further to amend the Agreement as set out herein.

         NOW THEREFORE, DuPont and Genencor enter into this Fifth Letter Amendment and agree as follows:

1. Unless otherwise indicated, all capitalized terms shall bear the meaning assigned to them in the Agreement;

2. The term of the Agreement shall be extended and the Agreement shall terminate (unless terminated sooner as provided in the Agreement) on 30 June 2002 (the earliest of any such dates being referred to as "the Termination Date");

3. ROYALTY PAYMENT: Notwithstanding the provisions of Section 6.5 of the Agreement (as amended by the Fourth Letter Agreement), DuPont and Genencor agree that, as of 1 January 2002 and for the remaining term of this Agreement as extended by this Fifth Letter Amendment and subject to the end-of-the-year adjustment as provided below, Commercial Royalties shall be calculated based upon the original CCOM determined in accordance with Article IV of the Agreement (as amended by the Fourth Letter Agreement), as


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                                               *CONFIDENTIAL TREATMENT REQUESTED
                                                                               2

Fifth Amendment to
Collaborative R&D Agreement of 1 September 1955

         adjusted annually based upon [...***...] for the current royalty year. This royalty shall be paid monthly within sixty (60) days after the last day of each month, for a period of [...***...] from the beginning of the Commercial Phase. At the end of each year when the [...***...] for the relevant year is known, the parties shall recalculate the CCOM for such year based on the [...***...] compared to the [...***...] for the relevant year and from such recalculated CCOM the parties shall determine the final sum for the Commercial Royalty due to Genencor for the relevant year. In the event that the final sum for the Commercial Royalty is less than the payments made during the relevant royalty year, DuPont shall pay to Genencor the amount of such shortfall with the first royalty payment of the following year. In the event that the final sum for the Commercial Royalty exceeds the payments made during the relevant royalty year, such excess shall be credited against the first royalty payment due from DuPont to Genencor in the following year.

4. R&D EXPENSES: Notwithstanding the provisions of Section 2.3 of the Agreement (as amended pursuant to the Third and Fourth Letter Amendments), DuPont and Genencor agree that as of 1st January, 2002 and for the remaining term of the Agreement as extended by this Fifth Letter Amendment, DuPont shall pay Genencor for R&D expenses for work on the R&D Program at the rate of [...***...] per each of the full time Scientific Personnel assigned to the R&D Program. The rate set for Scientific Personnel includes the cost of Support Personnel and overhead. It is anticipated that the level of staffing prior to the effective date of the extension shall be between [...***...] full time Scientific Personnel. Furthermore, it is anticipated that the level of staffing after the effective date of the extension (1 January 2002) shall be [...***...] full time Scientific Personnel, although the actual number shall remain under the direction and adjustment of the Steering Committee.

5. Consistent with the Fourth Letter Agreement, the provision of the Agreement relating to the GEN III technical milestone (Section 3.3 as amended by the Second Letter Amendment) shall remain in full force and effect [...***...]. If the Steering Committee determines that no organism meeting the GEN III technical milestone has been developed by that date, there will be no payment for the GEN III Milestone.

6. Consistent with the Third and Fourth Letter Agreements, the Parties hereby agree that [...***...], Genencor, shall remain a consultant to DuPont for the purpose of enhancing the successful commercialization of 1,3-propanediol produced by the Bioprocess. The Parties will execute a separate agreement as necessary to implement such consultancy.

7. All other provisions of the Agreement, as amended by the previous Letter Agreements, and not specifically amended as set out herein, shall remain in full force and effect.


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                                               *CONFIDENTIAL TREATMENT REQUESTED
                                                                               3

Fifth Amendment to
Collaborative R&D Agreement of 1 September 1955


         In keeping with subparagraph 11.7 of the Collaborative Research and Development Agreement, please indicate acceptance of the foregoing amendments and terms by obtaining the signature of an authorized officer of Genencor.



IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amendment.



GENENCOR INTERNATIONAL, INC.            E.I. DU PONT DE NEMOURS AND COMPANY


BY:  /s/  Karl Sanford                  By:  /s/  Ellen J. Kullman
     --------------------------------        ---------------------

NAME:  Karl Sanford                     NAME:  Ellen J. Kullman

TITLE:   VP Tech Dev                    TITLE:   Group VP & GM

DATE:    01/07/02                       DATE:    01/14/02